Exhibit 99.3

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma consolidated statements of income for the six months ended June 30, 2008 and the year ended December 31, 2007 give effect to Almost Family, Inc.’s (the Company) August 1, 2008 acquisition of Patient Care, Inc. (Patient Care) as if the acquisition had been completed on January 1, 2007.

The unaudited pro forma consolidated balance sheet as of June 30, 2008, gives effect to the acquisition as if the transaction had occurred on June 30, 2008.

The unaudited pro forma consolidated financial information should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes included in the Company’s periodic reports previously filed with the Securities and Exchange Commission, along with the historical financial statements included elsewhere in this Form 8-K/A. The unaudited pro forma consolidated financial information may not necessarily reflect the financial position or results of operations which would have been obtained if these transactions had been consummated on the dates indicated in the unaudited pro forma consolidated financial information.

The unaudited pro forma consolidated financial data are based on preliminary estimates and assumptions set forth in the notes to such information that we believe are reasonable. Pro forma adjustments are necessary to reflect the estimated purchase price and changes in our capital structure and to adjust amounts related to Patient Care assets and liabilities to a preliminary estimate of their fair values. Pro forma adjustments are also necessary to reflect interest expense and the income tax effects related to the pro forma adjustments.

The pro forma adjustments and allocation of purchase price are preliminary and are based on management’s estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be completed after asset and liability valuations are finalized. This final valuation will be based on the actual assets and liabilities of Patient Care that exist as of the date of the completion of the transaction. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma consolidated financial data. In addition, the impact of integration activities could cause material differences in the information presented.

The unaudited pro forma financial information is presented for informational purposes only and is based on certain assumptions that we believe are reasonable and does not purport to represent our financial condition or our results of operations had the business combination occurred on or as of the dates noted above nor is the financial information necessarily indicative of future consolidated financial position or results of operations.

ALMOST FAMILY, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of June 30, 2008

	Almost Family	PCI Holding Corp.	Pro Forma Adjustments	Notes	Pro Forma As Adjusted

CURRENT ASSETS:
Cash and cash equivalents	$16,480,426	$5,001,930	$(4,987,206)	(a)	$16,495,150
Accounts receivable - net	25,011,813	6,897,161	(242,009)	(a)	31,666,965
Prepaid expenses and other current	1,824,294	1,133,078	(817,822)	(a)	2,139,550
Deferred tax assets	2,811,047	37,260	3,715,032	(a)(f)	6,563,339
TOTAL CURRENT ASSETS	46,127,580	13,069,429	(2,332,005)		56,865,004

PROPERTY AND EQUIPMENT – net	1,877,916	2,228,434	-		4,106,350
GOODWILL AND OTHER INTANGIBLE ASSETS	58,795,818	18,101,077	26,172,193	(b)	103,069,088
OTHER ASSETS	287,046	1,472,144	(351,252)	(a)	1,407,938
TOTAL ASSETS	$107,088,360	$34,871,084	$23,488,936		$165,448,380

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,281,899	$1,752,298	$(2,211)	(a)	$5,031,986
Accrued liabilities	9,810,654	10,888,591	935,066	(a)(c)	21,634,311
Current portion – debt and leases	4,596,945	701,072	-		5,298,017
TOTAL CURRENT LIABILITIES	17,689,498	13,341,961	932,855		31,964,314

LONG-TERM LIABILITIES:
Revolving credit facility	-	2,564,561	39,806,273	(a)(c)	42,370,834
Capital lease obligations	-	537,833	-		537,833
Notes payable	3,000,000	-	-		3,000,000
Long term deferred tax liabilities	1,481,750	1,099,210	(857,346)	(f)	1,723,614
Other liabilities	417,006	-	934,673	(c)	1,351,679
TOTAL LONG-TERM LIABILITIES	4,898,756	4,201,604	39,883,600		48,983,960
TOTAL LIABILITIES	22,588,254	17,543,565	40,816,455		80,948,274

COMMITMENTS AND CONTINGENCIES

Series A redeemable preferred stock, authorized	-	74,181,000	(74,181,000)	(d)	-

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.05; authorized 2,000,000 shares; none issued or outstanding	-	-	-		-
Common stock, par value $0.10; authorized 10,000,000
shares; 7,886,188 issued and outstanding	813,179	-	-		813,179
Common stock, authorized 8,000,000 shares $0.01	-	57,000	(57,000)	(d)	-
Additional paid-in capital	64,551,981	-	-		64,551,981
Retained earnings	19,134,946	(56,910,481)	56,910,481	(d)	19,134,946
TOTAL STOCKHOLDERS’ EQUITY	84,500,106	(56,853,481)	56,853,481		84,500,106
	$107,088,360	$34,871,084	$23,488,936		$165,448,380

See notes to unaudited pro forma consolidated financial information.

ALMOST FAMILY, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

For the Six Months Ended June 30, 2008

	Almost Family	PCI Holding Corp.	Pro Forma Adjustments	Notes	Pro Forma As Adjusted

Net service revenues	$87,727,325	$24,118,849	$-		$111,846,174
Cost of service revenue	41,402,549	11,448,393	-		52,850,942
Gross margin	46,324,776	12,670,456	-		58,995,232
General and administrative expenses
Salaries and benefits	23,540,855	7,772,287	-		31,313,142
Other	11,664,808	4,200,019	-		15,864,827
Total general and administrative	35,205,663	11,972,306	-		47,177,969
Operating income (loss)	11,119,113	698,150	-		11,817,263
Other income (expense):
Interest income (expense)	(378,757)	(166,064)	(859,310)	(e)	(1,404,131)
Income (loss) from continuing operations before income taxes	10,740,356	532,086	(859,310)		10,413,132
(Provision) benefit for income taxes	(4,266,792)	71,000	58,995	(f)	(4,136,797)
Income (loss) from continuing operations	$6,473,564	$603,086	$(800,315)		$6,276,335

Per share amounts-Basic:
Average shares outstanding	6,592,203				6,592,203
Income from continuing operations	$0.98				$0.95

Per share amounts-Diluted:
Average shares outstanding	6,753,403				6,753,403
Income from continuing operations	$0.96				$0.93

See notes to unaudited pro forma consolidated financial information.

ALMOST FAMILY, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

For the Year Ended December 31, 2007

	Almost Family	PCI Holding Corp.	Pro Forma Adjustments	Notes	Pro Forma As Adjusted

Net service revenues	$132,130,056	$46,474,000	$-		$178,604,056
Cost of service revenue	63,880,104	23,278,000	-		87,158,104
Gross margin	68,249,952	23,196,000	-		91,445,952
General and administrative expenses
Salaries and benefits	35,945,823	13,643,000	-		49,588,823
Other	18,380,596	12,246,000	-		30,626,596
Total general and administrative	54,326,419	25,889,000	-		80,215,419
Operating income (loss)	13,923,533	(2,693,000)	-		11,230,533
Other income (expense):
Interest income(expense)	(836,911)	(2,204,000)	(893,308)	(e)	(3,934,219)
Income (loss) from continuing operations before income taxes	13,086,622	(4,897,000)	(893,308)		7,296,314
(Provision) benefit for income taxes	(5,272,149)	2,463,000	(130,284)	(f)	(2,939,433)
Income (loss) from continuing operations	$7,814,473	$(2,434,000)	$(1,023,592)		$4,356,881

Per share amounts-Basic:
Average shares outstanding	5,435,615				5,435,615
Income from continuing operations	$1.44				$0.80

Per share amounts-Diluted:
Average shares outstanding	5,599,476				5,599,476
Income from continuing operations	$1.40				$0.78

See notes to unaudited pro forma consolidated financial information.

ALMOST FAMILY, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL INFORMATION

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited pro forma consolidated financial information is presented on a basis consistent with the Company’s historical consolidated financial statements. Almost Family acquired the stock of Patient Care, Inc. which represents substantially all of the continuing operations of PCI Holding Corp. Assets and liabilities of PCI Holding Corp. not acquired by Almost Family have been eliminated in pro-forma adjustments as further described below.

NOTE 2 – PURCHASE PRICE ALLOCATION

Purchase Price Summary

For purposes of the pro forma financial information, the following table presents the components of the purchase price consideration.

Cash paid	$42,370,834
Acquisition costs	1,407,974
Liabilities assumed	14,339,348
Total purchase price	$58,118,156

Estimated acquisition costs included above consist primarily of broker, legal, accounting fees and other directly related costs. None of these costs have been paid and are included on the balance sheet in accounts payable and other current liabilities.

Purchase Price Allocation

The following represents the preliminary allocation of the purchase price to the acquired assets of Patient Care and is for illustrative purposes only. The allocation is preliminary and is based on Patient Care’s assets and liabilities as of June 30, 2008.

Accounts receivable	$6,655,152
Deferred taxes, net	3,510,428
Property and equipment, net	2,228,434
Other tangible assets	1,450,872
Specifically identifiable intangible assets	4,554,000
Goodwill	39,719,270
Total purchase price	$58,118,156

Goodwill represents the excess of the purchase price over the fair value of tangible and intangible assets. Specifically identifiable intangible assets include trade name, licenses, certificates of need (the amortizable portion of which is expected to be amortized over a 15 year useful life) and a non-compete agreement (expected to be amortized over a 2.5 year useful life).

NOTE 3 – PRO FORMA ADJUSTMENTS

The following pro forma adjustments are reflected in the accompanying unaudited pro forma consolidated financial information:

(a)	To remove assets and liabilities of PCI Holding Corp. not acquired or assumed by the Company.

(b)

To record anticipated intangible assets based on the Company’s preliminary purchase price allocation. Of the total estimated purchase, $4.6 million has been allocated to trade name, licenses, provider numbers, Certificates of Need and a non-compete agreement. The purchase price allocated to intangible assets in the unaudited pro forma consolidated balance sheet is an estimate because the Company is in the process of determining the fair value of such assets. Based on its preliminary allocation of purchase price, the Company does not expect amortization expense related to intangible assets to differ materially from that reported by the acquiree.

(c)	To record borrowings made on the Company’s revolving credit facility to fund the cash portion of the purchase price, and other liabilities assumed by the Company in the acquisition.

(d)	To eliminate the stockholders’ equity section of the sellers’ balance sheet.

(e)	To record the pro forma interest expense on funds borrowed to finance the acquisition, net of interest expense reported by the acquiree.

(f)	To record the pro forma (provision) benefit for income taxes based on “Pro Forma as Adjusted” pretax income (loss) based upon each period’s consolidated combined state and Federal effective tax rate.

NOTE 4 – ADDITIONAL INFORMATION

The pro forma adjustments reflected in the accompanying unaudited pro forma financial information and outlined in Note 3 reflect only those required by and permissible under the rules and regulations of the U.S. Securities and Exchange Commission.

For the year ended December 31, 2007, Patient Care incurred $10,344,000 of unallocated corporate overhead costs, exclusive of interest expense. For the six months ended June 30, 2008, Patient Care incurred $4,401,000 of unallocated corporate overhead costs.